Exhibit 24.1

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each of Live Oak Bancshares, Inc. and the several undersigned Officers and Directors thereof whose signatures appear below, hereby makes, constitutes and appoints James S. Mahan III and S. Brett Caines, and each of them acting individually, its, his and her true and lawful attorneys with power to act without any other and with full power of substitution, to execute, deliver and file in its, his and her name and on its, his and her behalf, and in each of the undersigned Officer’s and Director’s capacity or capacities as shown below, (a) a Registration Statement of Live Oak Bancshares, Inc. on Form S-1 (or other appropriate form) with respect to the registration under the Securities Act of 1933, as amended, of shares of common stock of Live Oak Bancshares, Inc. to be issued in an initial public offering, and any and all documents in support thereof or supplemental thereto and any and all amendments, including any and all post-effective amendments, to the foregoing (hereinafter called the “Registration Statement”), and (b) such registration statements, petitions, applications, consents to service of process or other instruments, any and all documents in support thereof or supplemental thereto, and any and all amendments or supplements to the foregoing, as may be necessary or advisable to qualify or register the securities covered by said Registration Statement under such securities laws, regulations or requirements as may be applicable; and each of Live Oak Bancshares, Inc. and said Officers and Directors hereby grants to said attorneys, and to each of them, full power and authority to do and perform each and every act and thing whatsoever as said attorneys or attorney may deem necessary or advisable to carry out fully the intent of this power of attorney to the same extent and with the same effect as Live Oak Bancshares, Inc. might or could do, and as each of said Officers and Directors might or could do personally in his or her capacity or capacities as aforesaid, and each of Live Oak Bancshares, Inc. and said Officers and Directors hereby ratifies and confirms all acts and things which said attorneys or attorney might do or cause to be done by virtue of this power of attorney and its, his or her signature as the same may be signed by said attorneys or attorney, or any of them, to any or all of the following (and/or any and all amendments and supplements to any or all thereof): such Registration Statement under the Securities Act of 1933, as amended, and all such registration statements, petitions, applications, consents to service of process and other instruments, and any and all documents in support thereof or supplemental thereto, under such securities laws, regulations and requirements as may be applicable.

IN WITNESS WHEREOF, Live Oak Bancshares, Inc. has caused this power of attorney to be signed on its behalf, and each of the undersigned Officers and Directors in the capacity or capacities noted has hereunto set his hand as of the date indicated below.

LIVE OAK BANCSHARES, INC.
(Registrant)

By:	/s/ James S. Mahan III
James S. Mahan III, Chairman and Chief Executive Officer

Dated: March 20, 2015

SIGNATURE	CAPACITY

/s/ James S. Mahan III	Chairman and Chief Executive Officer
James S. Mahan III	(principal executive officer)

SIGNATURE	CAPACITY

/s/ S. Brett Caines	Chief Financial Officer
S. Brett Caines	(principal financial officer)

/s/ William H. Cameron	Director
William H. Cameron

/s/ Diane B. Glossman	Director
Diane B. Glossman

/s/ Glen F. Hoffsis	Director
Glen F. Hoffsis

/s/ Howard K. Landis II	Director
Howard K. Landis II

/s/ David G. Lucht	Chief Risk Officer and Director
David G. Lucht

/s/ Miltom E. Petty	Director
Miltom E. Petty

/s/ Jerald L. Pullins	Director
Jerald L. Pullins

/s/ Wes Sutherland	Chief Accounting Officer
Wes Sutherland	(principal accounting officer)

/s/ Neil L. Underwood	President and Director
Neil L. Underwood

/s/ William L. Williams III	Vice Chairman
William L. Williams III